Exhibit 10.15

GENTEK INC.

EXECUTIVE SEVERANCE PLAN

PRELIMINARY STATEMENTS

          A. GenTek Inc. (the “Company”) is a Delaware corporation.

          B. The purpose of the Company’s Executive Severance Plan is to provide key employees of the Company and its subsidiaries with severance protection.

ARTICLE I.

DEFINITIONS AND INTERPRETATIONS

Section 1.01 Definitions. Capitalized terms used in this Plan shall have the following respective meanings, except as otherwise provided or as the context shall otherwise require:

“Annual Salary” shall mean the base salary paid to a Participant on an annual basis exclusive of any bonus payments, commission payments or additional payments under any Benefit Plan.

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934.

“Benefit Continuation” shall have the meaning set forth in Article III.

“Benefit Plan” shall mean any “employee benefit plan” (including any employee benefit plan within the meaning of Section 3(3) of ERISA), program, arrangement or practice maintained, sponsored or provided by the Company or any of its subsidiaries, including those relating to compensation, bonuses, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements) health or medical benefits, disability benefits, workers’ compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits).

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean (a) the continued failure by the Participant substantially to perform his or her duties and obligations to the Company or any of its subsidiaries (other than any such failure resulting from his or her incapacity due to physical or mental illness), including, without limitation, repeated refusal to follow the reasonable directions of his or her employer, knowing violation of the law in the course of performance of the duties of Participant’s employment with the Company or any of its subsidiaries, repeated absences from work without a reasonable excuse, or intoxication with alcohol or illegal drugs while on the Company’s or any of its subsidiaries’ premises during regular business hours; (b) fraud or material dishonesty against the Company or any of its subsidiaries; (c) a conviction or plea of guilty or nolo contendere to the commission of a felony or a crime involving material dishonesty or moral turpitude; or (d) willful malfeasance or misconduct in connection with a Participant’s duties to the Company or any of its subsidiaries or any act or omission that is results in demonstrable injury to the financial condition or business reputation of the Company or any of its subsidiaries. Determination of Cause shall be made by the Compensation Committee in its sole discretion.

“Change of Control” shall mean the first to occur of the following:

                    (i) any Person, (A) who is not a Beneficial Owner, directly or indirectly, of voting securities of the Company as of the Effective Date, and becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities or (B) who is a Beneficial Owner, directly or indirectly, of voting securities of the Company as of the Effective Date, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities, excluding in both (A) and (B) any Person who becomes such a Beneficial Owner in connection with a transaction described in subclause (x) of clause (iii) below; or

                    (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

                    (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation (1) continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (2) continuing to be held by Persons who were holders thereof immediately prior to such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (A) who is not a Beneficial Owner, directly or indirectly, of voting securities of the Company as of the Effective Date, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities or (B) who is a Beneficial Owner, directly or indirectly, of voting securities of the Company as of the Effective Date, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities; or

                    (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 65% of the combined voting power of the voting securities of which is owned by substantially all of the stockholders of the Company immediately prior to such sale in substantially the same proportions as their ownership of the Company immediately prior to such sale.

“Change of Control Benefit Continuation” shall have the meaning set forth in Article III.

“Change of Control Period” shall have the meaning set forth in Article III.

“Change of Control Severance Payment” shall have the meaning set forth in Article III.

“Change of Control Severance Period” shall have the meaning set forth in Article III.

“Code” shall mean the Internal Revenue Code of 1986, as amended. Reference in this Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

“Compensation Committee” shall mean the Compensation Committee of the Board.

“Disability” shall mean, when used with reference to any Participant, long term disability under the applicable long term disability plan maintained by the Company or one of its subsidiaries under which the Participant is covered.

“Effective Date” shall mean November 11, 2008.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Existing Key Employee Retention Plan” shall mean the GenTek Inc. Key Employee Retention Plan previously established by the Company.

“Named Executive Participant” shall mean an employee of the Company or any of its subsidiaries who is designated as a Named Executive Participant in Schedule A.

“Parachute Value” of a Payment shall mean the present value as of the date of the change of control for purposes of Section 280G of the Code of the portion of such Payment that constitutes a “parachute payment” under Section 280G(b)(2) of the Code, as determined by the accounting firm referred to in Section 3.04 for purposes of determining whether and to what extent the Excise Tax will apply to such Payment.

“Participants” shall mean those employees of the Company or any of its subsidiaries who are from time to time designated as Participants in accordance with Section 2.01(b).

“Payment” shall mean any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of the Named Executive Participant, whether paid or payable pursuant to this Plan or otherwise.

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by substantially all of the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

“Plan” shall mean this GenTek Inc. Executive Severance Plan, as amended, supplemented or modified from time to time in accordance with its terms.

“Safe Harbor Amount” shall mean 2.99 times the Participant’s “base amount,” within the meaning of Section 280G(b)(3) of the Code.

“Severance Payment” shall have the meaning set forth in Article III.

“Severance Period” shall have the meaning set forth in Article III.

“Successor” shall mean a successor to all or substantially all of the business, operations or assets of the Company or such other portion of the Company’s business as shall be determined by the Committee.

“Termination Date” shall mean, with respect to any Participant, the actual date of the Participant’s Termination of Employment.

“Termination of Employment” shall mean the time when the employee-employer relationship between the Participant and the Company or any subsidiary of the Company is terminated for any reason, with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement; but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of the Participant by the Company or any subsidiary of the Company, and (b) terminations where the Successor offers to the Participant a substantially equivalent position with respect to the portion of the business of the Company that is transferred to the Successor, the same or greater base salary, a substantially equivalent target bonus opportunity from the Successor and continuing severance protection that is similar to the severance protection provided herein, without regard to Section 5.03.

“Termination Notice” shall mean written notice from the Company to any Participant purporting to terminate such Participant’s employment for Cause or Disability in accordance with Section 2.02.

Section 1.02 Interpretation. In this Plan, unless a clear contrary intention appears, (a) the words “herein,” “hereof” and “hereunder” refer to this Plan as a whole and not to any particular Article, Section or other subdivision, (b) reference to any Article or Section, means such Article or Section hereof and (c) the words “including” (and with correlative meaning “include”) means including, without limiting the generality of any description preceding such term. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

ARTICLE II.

ELIGIBILITY AND BENEFITS

Section 2.01 Eligible Employees.

          (a) This Plan is only for the benefit of Participants, and no other employees, personnel, consultants or independent contractors shall be eligible to participate in this Plan or to receive any rights or benefits hereunder.

          (b) The initial Participants are set forth on Exhibit A. The Compensation Committee shall be authorized from time to time after the Effective Date to designate as Participants one or more employees of the Company (including new hires).

Section 2.02 Termination Notices from Company. For purposes of this Plan, in order for the Company to terminate any Participant’s employment for Cause, the Company must give a Termination Notice to such Participant, which notice shall be dated the date it is given to such Participant, shall specify the Termination Date and shall state that the termination is for Cause and shall set forth in reasonable detail the particulars thereof. For purposes of this Plan, in order for the Company to terminate any Participant’s employment for Disability, the Company must give a Termination Notice to such Participant, which notice shall be dated the date it is given to such Participant, shall specify the Termination Date and shall state that the termination is for Disability and shall set forth in reasonable detail the particulars thereof.

ARTICLE III.

SEVERANCE AND RELATED TERMINATION BENEFITS

Section 3.01 Termination of Employment. In the event that a Participant incurs a Termination of Employment by the Company or any of its subsidiaries for any reason other than for Cause or Disability, then such Participant shall be entitled to receive, and the Company shall be obligated to pay to the Participant, within sixty (60) days after such Participant’s Termination Date, a lump sum cash payment equal to (a) the Participant’s Annual Salary, as determined on the Termination Date without regard to any reduction in such Annual Salary within the six (6) month period prior to and ending on such Termination Date, that would have been paid to Participant had Participant remained employed by the Company or any of its subsidiaries for the number of weeks (the “Severance Period”) set forth under the heading “Severance Period” on Schedule A for such Participant (the “Severance Payment”) PLUS (b) all unused vacation time accrued and available for use by such Participant as of the Termination Date under the Company’s vacation policy. In addition, for a period of weeks equal to the Participant’s applicable Severance Period, such

Participant, including Participant’s participating spouse and dependents, shall continue to be covered by all group life, group medical and group dental insurance plans (excluding disability) of the Company under which he or she was covered on the Termination Date or if such plan(s) or program(s) have been amended or terminated, in the group plan(s) or program(s) in which executives of the Company participate (the “Benefit Continuation”). The Company shall reduce the Severance Payment by the after-tax amount necessary to pay the premium payments for the Benefit Continuation, as reasonably determined by the Company, which reduction shall include amounts necessary to pay for reasonably anticipated increases in such rates over the Benefit Continuation period. Any amount that is not used to pay premiums for such coverage as a result of Section 3.05(a) or as a result of an incorrect estimate of anticipated rate increases, as reasonably determined by the Company, shall be promptly refunded to the Participant. In the event premium rates are in excess of the amount withheld, the Company may seek additional payments from the Participant and the Company may cease the Benefit Continuation in the event such additional payments are not promptly paid by the Participant to the Company. Any Severance Payment obligations arising under this Section 3.01 shall be paid to the Participant within sixty (60) days of the Termination Date. In no event shall the Participant, or Participant’s spouse or dependents, be entitled to any Severance Payment or Benefit Continuation under this Section 3.01 in the event the Participant resigns for any reason or otherwise terminates employment due to death, Disability or for Cause and in no event shall Participant, or Participant’s spouse or dependents, be entitled to receive any Change of Control Severance Payment or Change of Control Benefit Continuation if Participant becomes entitled to receive any Severance Payment or Benefit Continuation.

Section 3.02 Termination of Employment Following a Change of Control. In the event a Participant incurs a Termination of Employment by the Company or any of its subsidiaries for any reason other than for Cause or Disability during the period beginning on the date sixty-days prior to such a Change of Control and ending on the date twelve months following such a Change of Control (the “Change of Control Period”), the Participant shall be entitled to receive a lump sum cash payment equal to (a) the sum of (i) the Participant’s Annual Salary, as determined on the Termination Date without regard to any reduction in such Annual Salary within the six (6) month period prior to and ending on such Termination Date, that would have been paid to Participant had Participant remained employed by the Company or any of its subsidiaries for the number of weeks (the “Change of Control Severance Period”) set forth under the heading “Change of Control Severance Period” on Schedule A for such Participant, and (ii) such Participant’s target annual cash bonus with respect to the year in which the Termination Date occurs (collectively, the “Change of Control Severance Payment”), PLUS (b) all unused vacation time accrued and available for use by such Participant as of the Termination Date under the Company’s vacation policy. In addition, in lieu of the Benefit Continuation, for a period of weeks equal to the Participant’s Change of Control Severance Period, such Participant, including Participant’s participating spouse and dependents, shall continue to be covered by all group life, group medical and group dental insurance plans (excluding disability) of the Company under which he or she was covered on the Termination Date or if such plan(s) or program(s) have been amended or terminated, in the group plan(s) or program(s) in which executives of the Company participate (the “Change of Control Benefit Continuation”). The Company shall reduce the Change of Control Severance Payment by the after-tax amount necessary to pay the premium payments for the Benefit Continuation, as reasonably determined by the Company, which reduction shall include amounts necessary to pay for reasonably anticipated increases in such rates over the Change of Control Benefit Continuation period. Any amount that is not used to pay premiums for such coverage as a result of Section 3.05(a) or as a result of an incorrect estimate of anticipated rate increases, as reasonably determined by the Company, shall be promptly refunded to the Participant. In the event premium rates are in excess of the amount withheld, the Company may seek additional payments from the Participant and the Company may cease the Change of Control Benefit Continuation in the event such additional payments are not promptly paid by the Participant to the Company. Any Change of Control Severance Payment obligations arising under this Section 3.02 shall be paid to the Participant within sixty (60) days of the Termination Date but no later than March 15th of the calendar year following the calendar year in which the Participant’s Termination Date occurs. In no event shall the Participant, or Participant’s spouse or dependents, be entitled to any Change of Control Severance Payment or Change of Control Benefit Continuation under this Section 3.02 in the event the Participant resigns for any reason or otherwise terminates employment due to death, Disability or for Cause and in no event shall Participant, or Participant’s spouse or dependents, be entitled to receive any Severance Payment or Benefit Continuation if Participant becomes entitled to receive any Change of Control Severance Payment or Change of Control Benefit Continuation.

Section 3.03 Condition to Receipt of Severance Benefits. As a condition to receipt of any payment or benefits under this Article III, such Participant must, within forty-five (45) days following the Termination Date, enter into a Non-Solicitation, Non-Compete, Non-Disclosure, Claw-Back and Non-Disparagement Agreement with the Company and its subsidiaries and affiliates and an additional release of claims agreement substantially similar to the form attached hereto pursuant to which agreement Participant releases the Company and its successors, assigns, divisions, affiliates, subsidiaries, representatives, agents, officers, directors, stockholders, and employees from any claims, demands and/or causes of action relating to or arising out of his or her employment with the Company or any of its subsidiaries or the termination of his or her employment with the Company or any of its subsidiaries, including, but not limited to any statutory claims under the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990 and/or the Civil Rights Acts of 1964 and 1991.

Section 3.04 Gross-Up Payment.

          (a) In the event it shall be determined that any payment or distribution to or for the benefit of any Named Executive Participant, as set forth on Schedule A, under this Plan or under any other Company plan, contract or agreement (the “Triggering Payment”) would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax, other than any interest, penalty or additional tax that may arise as a result of Section 409A of the Code, (collectively, such excise tax, together with any such interest or penalties, the “Excise Tax”), then such Named Executive Participant shall be entitled to receive from the Company an additional payment (the “Gross-up Payment”) in an amount such that after payment by such Named Executive Participant of all taxes (including any interest or penalties imposed with respect to such taxes but excluding any taxes, penalties or interest that arise as a result of Section 409A of the Code) including any Excise Tax imposed on the Gross-Up Payment, such Named Executive Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Triggering Payment. Notwithstanding the foregoing sentence of this Section 3.04(a), if it shall be determined that the Named Executive Participant is entitled to the Gross-up Payment, but that the Parachute Value of all Payments paid to the Named Executive Participant does not exceed 110% of the Safe Harbor Amount, then no Gross-Up Payment shall be made to the Named Executive Participant and the amounts payable to the Named Executive Participant under this Plan shall be reduced until the Parachute Value of all Payments paid to the Named Executive Participant, in the aggregate, equals the Safe Harbor Amount or if such reduction would not be sufficient to reduce the Parachute Payments to the Safe Harbor Amount, then the cash amounts payable to the Named Executive Participant under this Plan shall be reduced to zero. All determinations required to be made under this Section 3.04 with respect to a particular Named Executive Participant shall be made in writing within ten (10) business days of the Triggering Payment (or at such earlier time as is requested by the Company) by the independent accounting firm then retained by the Company in the ordinary course of business (which firm shall provide detailed supporting calculations to the Company and such Named Executive Participant) and such determinations shall be final and binding on the Company (including the Compensation Committee) and all Named Executive Participants. Any fees incurred as a result of work performed by any independent accounting firm pursuant to this Section 3.04 shall be paid by the Company. The Company’s obligation to make the Gross-Up Payments under this Section 3.04 shall not be conditioned upon the Executive’s “separation from service” (within the meaning of Section 409A(a)(2)(A)(i) of the Code). Notwithstanding the foregoing, no Participant will be entitled to a Gross-up Payment with respect to any cash severance payment paid to any Named Executive Participant under any other Company plan, contract or agreement that becomes payable as a result of such Named Executive Participant’s resignation for any or no reason.

          (b) In the event that the Excise Tax is subsequently determined by the independent accounting firm or pursuant to any proceeding or negotiations with the Internal Revenue Service to be less than the amount taken into account hereunder in calculating the Gross-Up Payment made, the Named Executive Participant shall repay to the Company, at the time that the amount of such reduction in the Excise Tax is finally determined, the portion of such prior Gross-Up Payment that would not have been paid if such Excise Tax had been applied in initially calculating such Gross-Up Payment, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. Notwithstanding the foregoing, in the event any portion of the Gross-Up Payment to be refunded to the Company has been paid to any Federal, state or local tax authority, repayment thereof shall not be required until actual refund or credit of such portion has been made to the Named Executive Participant, and interest payable to the Company shall not exceed interest received or credited to the Named Executive Participant by such tax authority for the period it held such portion. The Named Executive Participant and the Company shall mutually agree upon the course of action to be pursued (and the method of allocating the expenses thereof) if the Named Executive Participant’s good faith claim for refund or credit is denied. In the event that the Excise Tax is later determined by the independent accounting firm or pursuant to any proceeding or negotiations with the Internal Revenue Service to exceed the amount taken into account hereunder at the time the Gross-Up Payment is made (including, but not limited to, by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest or penalty payable with respect to such excess, but excluding any tax, interest or penalty that relates to Section 409A of the Code) at the time that the amount of such excess if finally determined. The Gross-Up Payment (or portion thereof) provided for in this Section 3.04 shall be paid to the Named Executive

Participant (or to the applicable taxing authority) not later than sixty (60) days following the payment of the Triggering Payments; provided, however, that if the amount of such Gross-Up Payment (or portion thereof) cannot be finally determined on or before the date on which payment is due, the Company shall pay to the Named Executive Participant by such date an amount estimated in good faith by the independent accounting firm to be the minimum amount of such Gross-Up Payment and shall pay the remainder of such Gross-Up Payment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined, but in no event later than ninety (90) calendar days after payment of the related Triggering Payment; provided, further, in no event shall any such Gross-Up Payment or any payment of any income or other taxes to be paid by the Company under this Section 3.04 be made later than the end of the Named Executive Participant’s taxable year next following the Named Executive Participant’s taxable year in which the Named Executive Participant remits the related taxes to the applicable taxing authority. In the event that the amount of the estimated Gross-Up Payment exceeds the amount subsequently determined to have been due, such excess shall be refunded to the Company by the Named Executive Participant on the fifth business day after written demand by the Company for payment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

          (c) Notwithstanding anything to the contrary in this Section 3.04, no payments under this Section 3.04, shall be paid to the Participant prior to or during the 6-month period following the Participant’s “separation from service” (within the meaning of Section 409A(a)(2)(A)(i) of the Code) if the Company determines that paying such amounts at the time or times indicated in this Section 3.04 would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such 6-month period (or such earlier date upon which such amount can be paid under Section 409A of the Code without resulting in a prohibited distribution, including as a result of the Participant’s death), the Company shall pay the Participant a lump-sum amount equal to the cumulative amount that would have otherwise been payable to the Participant during such period.

Section 3.05 Limitation of Benefits.

          (a) Anything in this Plan to the contrary notwithstanding, the Company’s obligation to provide Benefit Continuation or Change of Control Benefit Continuation for any Participant, including Participant’s spouse and dependents, shall, to the extent permitted by applicable law, cease if and when such Participant becomes employed by a third party that provides such Participant with health and welfare benefits.

          (b) Anything in this Plan to the contrary notwithstanding but subject to Section 5.01, the amounts payable to a Participant under Article III of this Plan shall be reduced by the aggregate amount of all similar severance payments and benefits due to such Participant under any other employment agreement, severance agreement or similar agreement between the Participant and the Company.

Section 3.06 Plan Unfunded; Participant’s Rights Unsecured. The Company shall not be required to establish any special or separate fund or make any other segregation of funds or assets to assure the payment of any benefit hereunder. The right of any Participant to receive the benefits provided for herein shall be an unsecured claim against the general assets of the Company.

ARTICLE IV.

DISPUTE RESOLUTION

Section 4.01 Negotiation. In case a claim, dispute or controversy shall arise between any Participant (or any person claiming by, through or under any Participant) and the Company (including the Compensation Committee) relating to or arising out of this Plan, either disputant shall give written notice to the other disputant (“Dispute Notice”) that it wishes to resolve such claim, dispute or controversy by negotiations, in which event the disputants shall attempt in good faith to negotiate a resolution of such claim, dispute or controversy. If the claim, dispute or controversy is not so resolved within 30 days after the effective date of the Dispute Notice (as described in Section 5.08), subject to Section 4.03, either disputant may initiate arbitration of the claim, dispute or controversy as provided in Section 4.02. All negotiations pursuant to this Section 4.01 shall be held at the Company’s principal offices in Parsippany, New Jersey (or such other place as the disputants shall mutually agree) and shall be treated as compromise and settlement negotiations for the purposes of the federal and state rules of evidence and procedure.

Section 4.02 Arbitration. Subject to Section 4.03, any claim, dispute or controversy arising out of or relating to this Plan which has not been resolved by negotiations in accordance with Section 4.01 within 30 days of the effective date of the Dispute Notice (as described in Section 5.08) shall, upon the written request of either disputant, be finally settled by arbitration conducted expeditiously in accordance with the commercial arbitration rules of the American Arbitration Association regarding resolution of employment-related disputes. The arbitrator may, without limitation, award injunctive relief, but shall not be empowered to award damages in excess of compensatory damages and each disputant shall be deemed to have irrevocably waived any damages in excess of compensatory damages, such as punitive damages. The arbitrator’s decision shall be final and legally binding on the disputants and their successors and assigns, and judgment by the arbitrator may be entered in any court having jurisdiction. Each party shall pay its own fees, disbursements, and costs relating to or arising out of any arbitration. All arbitration conferences and hearings shall be held within a thirty (30) mile radius of Parsippany, New Jersey.

Section 4.03 Exclusivity, etc. The dispute resolution procedures set forth in Sections 4.01 and 4.02 shall not apply to any matter which, by the express provisions of this Plan, is to be finally determined by the Compensation Committee or by an accounting firm. No legal action may be brought with respect to this Plan except for the purpose of specifically enforcing the provisions of this Article IV or for the purpose of enforcing any arbitration award made pursuant to Section 4.02.

ARTICLE V.

MISCELLANEOUS PROVISIONS

Section 5.01 Cumulative Benefits. Except as provided in Section 3.05 or as otherwise agreed to between the Company and the Participant, the rights and benefits provided to any Participant under this Plan are cumulative of, and are in addition to, all of the other rights and benefits provided to such Participant under any Benefit Plan or any agreement between such Participant and the Company or any of its subsidiaries; provided, that, in no event shall a Participant be entitled to participate in the Company’s Severance Pay Plan or any similar plan sponsored by the Company or any of its subsidiaries.

Section 5.02 No Mitigation. No Participant shall be required to mitigate the amount of any payment provided for in this Plan by seeking or accepting other employment following a termination of his or her employment with the Company or otherwise. The amount of any payment provided for in this Plan shall not be reduced by any compensation or benefit earned by a Participant as the result of employment by another employer or by retirement benefits.

Section 5.03 Amendment or Termination. The Board may amend or terminate the Plan at any time; provided however that no such termination or amendment may materially and adversely affect any rights of any Participant who has incurred a Termination of Employment prior to the date of such termination or amendment; provided, further, the Plan cannot be terminated or materially amended during the Change of Control Period. Notwithstanding the foregoing, the Plan shall terminate when all of the obligations to Participants hereunder have been satisfied in full.

Section 5.04 Enforceability. The failure of Participants or the Company or any of its subsidiaries to insist upon strict adherence to any term of the Plan on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of the Plan.

Section 5.05 Administration.

          (a) The Compensation Committee shall have full and final authority to make determinations with respect to the administration of this Plan, to construe and interpret its provisions and to take all other actions deemed necessary or advisable for the proper administration of this Plan, but such authority shall be subject to the provisions of this Plan. No discretionary action by the Compensation Committee shall amend or supersede the express provisions of this Plan.

          (b) The members of the Compensation Committee shall receive no additional compensation for their services relating to this Plan. Any expenses properly incurred by the Compensation Committee incident to this Plan shall be paid by the Company.

          (c) The Company shall indemnify and hold harmless each member of the Compensation Committee against and all expenses and liabilities arising out of his or her administrative functions or fiduciary responsibilities, including any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such member in the performance of such functions or responsibilities, but excluding expenses and liabilities that are caused by or result from such member’s own gross negligence or willful cause. Expenses against which such member shall be indemnified hereunder shall include, without limitation, the amounts of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

Section 5.06 Consolidations, Mergers, Etc. In the event of a merger, consolidation or other transaction, nothing herein shall relieve the Company from any of the obligations set forth in the Plan; provided, however, that nothing in this Section 5.06 shall prevent an acquirer of or Successor to the Company from assuming the obligations, or any portion thereof, of the Company herender pursuant to the terms of the Plan provided that such acquirer or Successor provides adequate assurances of its ability to meet this obligation. In the event that an acquirer of or Successor to the Company agrees to perform the Company’s obligations, or any portion thereof, hereunder, the Company shall require any person, firm or entity which becomes its Successor to expressly assume and agree to perform such obligations in writing, in the same manner and to the same extent that the Company would be required to perform hereunder if no such succession had taken place.

Section 5.07 Successors and Assigns. This Plan shall be binding upon and inure to the benefit of the Company and its Successors and assigns. This Plan and all rights of each Participant shall inure to the benefit of and be enforceable by such Participant and his or her personal or legal representatives, executors, administrators, heirs and permitted assigns. If any Participant should die while any amounts are due and payable to such Participant hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to such Participant’s devisees, legatees or other designees or, if there be no such devisees, legatees or other designees, to such Participant’s estate. No payments, benefits or rights arising under this Plan may be assigned or pledged by any Participant, except under the laws of descent and distribution.

Section 5.08 Notices. All notices and other communications provided for in this Plan shall be in writing and shall be sent, delivered or mailed, addressed as follows: (a) if to the Company, at the Company’s principal office address or such other address as the Company may have designated by written notice to all Participants for purposes hereof, directed to the attention of the Chief Executive Officer, and (b) if to any Participant, at his or her residence address on the records of the Company or to such other address as he or she may have designated to the Company in writing for purposes hereof. Each such notice or other communication shall be deemed to have been duly given or mailed by United States certified or registered mail, return receipt requested, postage prepaid, except that any change of notice address shall be effective only upon receipt.

Section 5.09 Tax Withholdings. The Company shall have the right to deduct from any payment or benefit hereunder all taxes (federal, state or other) which it is required to be withhold therefrom.

Section 5.10 No Employment Rights Conferred. This Plan shall not be deemed to create a contract of employment between any Participant and the Company and/or any of its subsidiaries. Nothing contained in this Plan shall (i) confer upon any Participant any right with respect to continuation of employment with the Company or any of its subsidiaries or (ii) subject to the rights and benefits of any Participant hereunder, interfere in any way with the right of the Company or any of its subsidiaries to terminate such Participant’s employment at any time.

Section 5.11 Prior Agreements. This Plan supersedes the Company’s Existing Key Executive Retention Plan that was terminated effective on the Effective Date.

Section 5.12 Severability. If any provision of the Plan is, becomes or is deemed to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Plan shall not be affected thereby.

Section 5.13 Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its conflict of laws rules, and applicable federal law.